Exhibit 99.2

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Expressed in US Dollars)

	June 30, 2020	December 31, 2019
	(unaudited)
Assets
Current Assets:
Cash	$70,127	$83,397
Due from related parties	321,904	73,248
Notes receivable, net (see Note 5)	—	—
Prepaid expenses and other current assets	160,511	591,648
Total Current Assets	552,542	748,293
Property and equipment, net	44,077	54,307
Intangible assets, net	1,973,859	2,121,834
In-process research and development	12,462,429	12,536,950
Goodwill	35,339,135	36,423,084
Total Assets	$50,372,042	$51,884,468
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$4,714,431	$4,103,566
Accounts payable – related parties	148,606	123,035
Accrued expenses	2,348,785	1,691,467
Accrued expenses – related parties	237,638	177,074
Due to related parties	25,187	17,341
Loans payable	145,054	116,250
Loans payable – related parties	440,756	220,525
Convertible notes payable	—	2,736,946
Convertible notes payable – related parties	—	454,604
Total Current Liabilities	8,060,457	9,640,808
Loans payable – non current portion	246,914	—
Convertible notes payable – non current portion	2,035,164	—
Convertible notes payable – related parties – non current portion	523,609	—
Deferred tax liability	3,624,036	3,672,759
Total Liabilities	14,490,180	13,313,567
Commitments and contingencies (see Note 9)
Stockholders’ Equity:
Preferred stock, $0.0001 par value; 2 shares authorized; 2 shares issued and outstanding at June 30, 2020 and December 31, 2019	—	—
Common stock, $0.0001 par value; 150,000 shares authorized; 85,050 shares and 82,204 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	8	8
Additional-paid in capital	76,293,471	75,891,671
Accumulated other comprehensive income	(824,158)	152,803
Accumulated deficit	(39,587,459)	(37,473,581)
Total Stockholders’ Equity	35,881,862	38,570,901
Total Liabilities and Stockholders’ Equity	$50,372,042	$51,884,468

The accompanying notes are an integral part of these condensed consolidated financial statements.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
(Expressed in US Dollars)

(unaudited)

	For the Six Months Ended June 30,
	2020	2019
Operating Expenses:
Research and development	$704,800	$1,453,659
General and administrative	1,699,859	1,773,654
General and administrative – related parties	96,402	157,704
Total Operating Expenses	2,501,061	3,385,017
Loss From Operations	(2,501,061)	(3,385,017)

Other Income (Expense):
Other income	12,605	—
Other income – related parties	240,000	—
Interest income	—	2,094
Interest expense	(325,414)	(11,553)
Interest expense – related parties	(41,670)	(1,875)
Gain on extinguishment of convertible note payable, net	491,624	—
Change in fair value of accrued issuable equity	—	(326,211)
Change in fair value of accrued issuable equity – related parties	—	(3,862,073)
Total Other Income (Expense), Net	377,145	(4,199,618)
Loss Before Income Taxes	(2,123,916)	(7,584,635)
Income tax benefit	10,038	—
Net Loss	(2,113,878)	(7,584,635)

Other Comprehensive Loss:
Foreign currency translation adjustments	(976,961)	(377,066)
Total Comprehensive Loss	$(3,090,839)	$(7,961,701)

The accompanying notes are an integral part of these condensed consolidated financial statements.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF
CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIENCY)
(Expressed in US Dollars)
(unaudited)

	For The Six Months Ended June 30, 2020
	Preferred Stock		Common Stock		Additional Paid-in	Accumulated Other Comprehensive	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Income (Loss)	Deficit	Equity
Balance – January 1, 2020	2	$—	82,204	$8	$75,891,671	$152,803	$(37,473,581)	$38,570,901
Issuances of common stock for: Cash	—	—	73	—	72,500	—	—	72,500
Exchange of common stock equivalents	—	—	2,773	—	—	—	—	—
Beneficial conversion feature on convertible debt issued	—	—	—	—	329,300	—	—	329,300
Comprehensive loss:
Net loss	—	—	—	—	—	—	(2,113,878)	(2,113,878)
Other comprehensive loss	—	—	—	—	—	(976,961)	—	(976,961)
Balance – June 30, 2020	2	$—	85,050	$8	$76,293,471	$(824,158)	$(39,587,459)	$35,881,862

	For The Six Months Ended June 30, 2019
	Preferred Stock		Common Stock		Additional Paid-in	Accumulated Other Comprehensive	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Income (Loss)	Deficit	Deficiency
Balance – January 1, 2019	—	$—	10,510	$1	$4,089,040	$313,548	$(12,079,534)	$(7,676,945)
Issuances of common stock for:
Cash and services(1)	—	—	2,622	—	1,463,802	—	—	1,463,802
Satisfaction of accrued issuable equity	—	—	18,297	2	12,992,467	—	—	12,992,469
Comprehensive loss:
Net loss	—	—	—	—	—	—	(7,584,635)	(7,584,635)
Other comprehensive loss	—	—	—	—	—	(377,066)	—	(377,066)
Balance – June 30, 2019	—	$—	31,429	$3	$18,545,309	$(63,518)	$(19,664,169)	$(1,182,375)

(1)	Includes $1,125,601 of cash consideration (See Note 10).

The accompanying notes are an integral part of these condensed consolidated financial statements.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in US Dollars)
(unaudited)

	For the Six Months Ended June 30,
	2020	2019

Cash Flows From Operating Activities
Net loss	$(2,113,878)	$(7,584,635)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	62,299	14,996
Bad debt expense (recoveries)	(338,132)	468,981
Interest expense capitalized to debt principal	219,793	—
Interest expense, related parties capitalized to debt principal	17,609	—
Stock-based compensation	—	341,170
Gain on extinguishment of convertible note payable, net	(491,624)	—
Deferred tax liability	(10,038)	—
Gain on exchange rate fluctuations	(5,256)	—
Change in fair value of accrued issuable equity	—	326,211
Change in fair value of accrued issuable equity – related parties	—	3,862,073
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	411,400	66,622
Prepaid expenses and other current assets – related parties	—	3,775
Due from related parties	(240,000)	(561,617)
Accounts payable	1,050,450	1,281,726
Accounts payable – related parties	34,526	—
Accrued expenses	745,168	285,267
Accrued expenses – related parties	56,083	29,875
Total adjustments	1,512,278	6,119,079
Cash Used In Operating Activities	(601,600)	(1,465,556)
Cash Flows From Investing Activities
Purchases of property and equipment	—	—
Issuance of note receivable	—	—
Advances from related parties	—	141,913
Cash Provided By Investing Activities	—	141,913
Cash Flows From Financing Activities
Proceeds from sale of common stock	72,500	1,125,601
Proceeds from loans payable	3,500	—
Proceeds from loans payable – related parties	70,305	—
Proceeds from convertible notes payable	82,500	—
Proceeds from Paycheck Protection Program loan	53,051	—
Proceeds from Bounce Back Loan Scheme loan	63,023	—
Cash Provided By Financing Activities	344,879	1,125,601
Effect of Exchange Rate Changes on Cash	243,452	(212,291)

Net Decrease In Cash	(13,269)	(410,333)
Cash – Beginning of Period	83,396	567,220
Cash – End of Period	$70,127	$156,887

The accompanying notes are an integral part of these condensed consolidated financial statements.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — Continued
(Expressed in US Dollars)
(unaudited)

	For the Six Months Ended June 30,
	2020	2019
Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for interest	$—	$10,485

Non-cash Investing and Financing Activities:
Issuance of common stock in satisfaction of accrued issuable equity	$—	$12,532,875
Issuance of common stock in satisfaction of investor deposits	$—	$459,594
Recognition of beneficial conversion feature on convertible debt issued	$329,300	$—
Redemption premium and restructuring fee recognized as an increase in convertible note principal	$557,436	$—
Loans payable made for payments paid directly to vendors in satisfaction of accounts payable	$7,537	$—
Loans payable – related parties made for payments paid by the counterparty directly to vendors in satisfaction of accounts payable	$21,073	$139,843
KBL repayments to vendors in satisfaction of note receivable	$338,132	$—

The accompanying notes are an integral part of these condensed consolidated financial statements.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019

NOTE 1 — BUSINESS ORGANIZATION AND NATURE OF OPERATIONS

180 Life Sciences Corp. (“180”, f/k/a CannBioRx Life Sciences Corp.) was incorporated in the State of Delaware on January 28, 2019 (180 collectively with its subsidiaries are hereafter referred to as the “Company”). The Company is located in the United States (“U.S.”), and is a medical pharmaceutical company focused upon unmet medical needs in the areas of chronic pain, inflammation, inflammatory diseases, and fibrosis by employing innovative research and, where appropriate, combination therapies, through its three wholly owned subsidiaries, Katexco Pharmaceuticals Corp. (“Katexco”), CannBioRex Pharmaceuticals Corp. (“CBR Pharma”), and 180 Therapeutics L.P. (“180 LP”). Katexco, CBR Pharma and 180 LP are together, the “180 Subsidiaries.” Katexco was incorporated on March 7, 2018 under the provisions of the British Corporation Act of British Columbia. Additionally, 180’s wholly owned subsidiaries Katexco Callco, ULC, Katexco Purchaseco, ULC, CannBioRex Callco, ULC, and CannBioRex Purchaseco, ULC were formed in the Canadian Province of British Columbia on May 31, 2019 to facilitate the acquisition of Katexco, CBR Pharma and 180 LP, as described below.

Katexco is a medical pharmaceutical company researching and developing orally available therapies harnessing endocannabinoid and nicotine receptors to treat inflammatory diseases. CBR Pharma is a pharmaceutical research company specializing in the clinical development of synthetic pharmaceutical grade cannabinoid compounds for the treatment of rheumatoid arthritis and related arthritic diseases. 180 LP is a clinical stage biopharmaceutical company focused on the discovery and development of biologic therapies for the treatment of fibrosis.

On July 16, 2019, 180, Katexco, CBR Pharma and 180 LP consummated a reorganization wherein 180 acquired 100% of the outstanding shares of Katexco, CBR Pharma, and 180 LP (the “Reorganization”). The Reorganization was accounted for as a reverse acquisition, and Katexco is deemed to be the accounting acquirer, while 180, CBR Pharma and 180 LP are deemed to be the “Accounting Acquirees”. Consequently, the assets and liabilities and the historical operations that are reflected in these condensed consolidated financial statements prior to the Reorganization are those of Katexco. The preferred stock, common stock, additional paid-in capital and earnings per share amounts in these condensed consolidated financial statements for the period prior to the Reorganization have been restated to reflect the recapitalization based on the shares issued to the Katexco shareholders. References herein to the “Company” are to Katexco for the period prior to the Reorganization and are to the Company (180 as combined with the 180 Subsidiaries) after the Reorganization.

The following table sets forth the unaudited pro forma results for the six months ended June 30, 2019 of the Company as if the Reorganization was effective on January 1, 2019. These combined results are not necessarily indicative of the results that may have been achieved had the companies always been combined.

Six Months Ended June 30, 2019
Revenues	$—
Operating loss	$(6,656,355)
Net loss	$(10,516,205)

On July 25, 2019, the Company entered into an agreement (the “Business Combination Agreement”) with KBL Merger Corp. IV, a special-purpose acquisition company and public company (“KBL”) and KBL Merger Sub, Inc. (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as a wholly owned subsidiary of KBL after the closing (the “Business Combination”). The Merger Sub will purchase 100% of the outstanding equity and equity equivalents of the Company as of the date of closing in exchange for 17.5 million shares of KBL Common Stock reduced by the number of shares equal to the amount of any liabilities of the Company in excess of $5 million at the closing divided by $10. Pursuant to the Business Combination Agreement, the consummation of the Business Combination is conditioned upon (i) stockholder and any necessary regulatory approvals, (ii) the effectiveness of registration statement; and (iii) KBL having at least $5,000,001 of net tangible assets. The Business Combination is deemed to be a capital transaction of 180 (the legal acquiree) for accounting purposes and is equivalent to the issuance of shares by 180 for the net monetary assets of KBL, accompanied by a recapitalization.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019

NOTE 2 — GOING CONCERN AND MANAGEMENT’S PLANS

The Company has not generated any revenues and has incurred a significant loss since inception. During the six ended June 30, 2020, the Company incurred a net loss of $2,113,878 and used $601,600 of cash in operations. As of June 30, 2020, the Company has an accumulated deficit of $39,587,459 and a working capital deficit of $7,507,915. The Company expects to invest a significant amount of capital to fund research and development. As a result, the Company expects that its operating expenses will increase significantly, and consequently will require significant revenues to become profitable. Even if the Company does become profitable, it may not be able to sustain or increase profitability on a quarterly or annual basis. The Company cannot predict when, if ever, it will be profitable. There can be no assurance that the intellectual property of the Company, or other technologies it may acquire, will meet applicable regulatory standards, obtain required regulatory approvals, be capable of being produced in commercial quantities at reasonable costs, or be successfully marketed. The Company plans to undertake additional laboratory studies with respect to the intellectual property, and there can be no assurance that the results from such studies or trials will result in a commercially viable product or will not identify unwanted side effects.

In December 2019, a new strain of the coronavirus (“COVID-19”) was reported in Mainland China and during the first quarter of 2020 the virus had spread to over 150 countries, resulting in a global pandemic. This COVID-19 pandemic and the public health responses to contain it have resulted in global recessionary conditions, which did not exist at December 31, 2019. Among other effects, government-mandated closures, stay-at-home orders and other related measures have significantly impacted global economic activity and business investment in general. A continuation or worsening of the levels of market disruption and volatility seen in the recent past could have an adverse effect on the Company’s ability to access capital, on Company’s business, results of operations and financial condition. We have been closely monitoring the developments and have taken active measures to protect the health of Company’s employees, their families and Company’s communities. The ultimate impact on the 2020 fiscal year and beyond will depend heavily on the duration of the COVID-19 pandemic and public health responses, including government-mandated closures, stay-at-home orders and social distancing mandates, as well as the substance and pace of macroeconomic recovery, all of which are uncertain and difficult to predict considering the rapidly evolving landscape of the COVID-19 pandemic and the public health responses to contain it.

These condensed consolidated financial statements have been prepared under the assumption of a going concern, which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. The Company’s ability to continue its operations is dependent upon the continuing support of its creditors and its success in obtaining new financing for its ongoing operations, including closing on the Business Combination with KBL. Financing options available to the Company include equity financings and loans and if the Company is unable to obtain such additional financing timely, the Company may have to curtail its development, marketing and promotional activities, which would have a material adverse effect on its business, financial condition and results of operations, and could ultimately be forced to discontinue its operations and liquidate. These matters raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time, which is defined as within one year after the date that the financial statements are issued. Realization of the Company’s assets may be substantially different from the carrying amounts presented in these condensed consolidated financial statements and the accompanying condensed consolidated financial statements do not include any adjustments that may become necessary, should the Company be unable to continue as a going concern.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. The condensed consolidated financial statements of the Company include the accounts of the Company and its subsidiaries. These unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and related disclosures as of December 31, 2019 and for the period then ended, which are included elsewhere in this filing.

Principles of Consolidation

The condensed consolidated financial statements include the historical accounts of Katexco as accounting acquirer and, effective with the closing of the Reorganization, the accounting acquirees. All intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates, judgments, and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, together with amounts disclosed in the related notes to the condensed consolidated financial statements. The Company’s significant estimates used in these financial statements include, but are not limited to, the fair value of equity shares issued as merger consideration, the valuation of intangible assets in acquisition accounting, the useful lives of long-lived assets, the recovery of notes receivable and other assets, and the satisfaction of other liabilities. Certain of the Company’s estimates could be affected by external conditions, including those unique to the Company and general economic conditions. It is reasonably possible that these external factors could have an effect on the Company’s estimates and may cause actual results to differ from those estimates.

Accounting for Business Combinations

As required by U.S. GAAP, the Company records acquisitions under the acquisition method of accounting, under which the assets acquired and liabilities assumed are initially recorded at their respective fair values and any excess purchase price over the estimated fair value of net assets acquired is reflected as goodwill. The Company uses estimates and, in some instances, independent third-party valuation firms to assist in determining the fair values of assets acquired, liabilities assumed and contingent consideration, if any. Such estimates and valuations require significant assumptions, including projections of future events and operating performance. The estimated fair values are subject to change during the measurement period, which is limited to one year subsequent to the acquisition date.

Foreign Currency Translation

The Company’s reporting currency is the USD. The functional currency of certain subsidiaries is the Canadian Dollar (“CAD”) or British Pound (“GBP”). Assets and liabilities are translated based on the exchange rates at the balance sheet date (0.7330 for the CAD and 1.2326 for the GBP as of June 30, 2020), while expense accounts are translated at the weighted average exchange rate for the period (0.7334 and 0.7499 for the CAD for the six months ended June 30, 2020 and 2019, respectively, and 1.2605 for the GBP for the six months ended June 30, 2020). Equity accounts are translated at historical exchange rates. The resulting translation adjustments are recognized in stockholders’ equity (deficiency) as a component of accumulated other comprehensive (loss) income.

Comprehensive income (loss) is defined as the change in equity of an entity from all sources other than investments by owners or distributions to owners and includes foreign currency translation adjustments as described above. During the six months ended June 30, 2020 and 2019, the Company recorded other comprehensive loss of $976,961 and $377,066, respectively, as a result of foreign currency translation adjustments.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Foreign currency gains and losses resulting from transactions denominated in foreign currencies, including intercompany transactions, are included in results of operations. The Company recorded $4,026 and $2,779 of foreign currency transaction losses for the six months ended June 30, 2020 and 2019, respectively, which is included in general and administrative expenses on the accompanying condensed consolidated statements of operations and comprehensive loss. Such amounts have been classified within general and administrative expenses in the accompanying condensed consolidated statements of operations and comprehensive loss.

Fair Value of Financial Instruments

The Company measures the fair value of financial assets and liabilities based on the guidance of Accounting Standards Codification (“ASC”) 820 “Fair Value Measurements” (“ASC 820”), which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

●	Level 1 — Quoted prices in active markets for identical assets or liabilities;

●	Level 2 — Quoted prices for similar assets and liabilities in active markets or inputs that are observable; and

●	Level 3 — Inputs that are unobservable (for example, cash flow modeling inputs based on assumptions).

The carrying amounts of the Company’s financial instruments, consisting primarily of notes receivable, accounts payable, loans payable and convertible notes payable, approximate their fair values as presented in these condensed consolidated financial statements due to the short-term nature of those instruments.

Convertible Notes

The Company evaluates its convertible instruments to determine if those contracts or embedded components of those contracts qualify as derivative financial instruments to be separately accounted for in accordance with ASC Topic 815 of the Financial Accounting Standards Board (“FASB”). The accounting treatment of derivative financial instruments requires that the Company record embedded conversion options and any related freestanding instruments at their fair values as of the inception date of the agreement and at fair value as of each subsequent balance sheet date. Any change in fair value is recorded as non-operating, non-cash income or expense for each reporting period at each balance sheet date. The Company reassesses the classification of its derivative instruments at each balance sheet date. If the classification changes as a result of events during the period, the contract is reclassified as of the date of the event that caused the reclassification. Bifurcated embedded conversion options and any related freestanding instruments are recorded as a discount to the host instrument.

If the instrument is determined to not be a derivative liability, the Company then evaluates for the existence of a beneficial conversion feature (“BCF”) by comparing the commitment date fair value to the effective conversion price of the instrument. The Company records a BCF as debt discount which is amortized to interest expense over the life of the respective note using the effective interest method. BCFs that are contingent upon the occurrence of a future event are recognized when the contingency is resolved.

Subsequent Events

The Company has evaluated events that have occurred after the balance sheet date and through the date these financial statements were issued. Based upon that evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements, except as disclosed in Note 12 — Subsequent Events.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Recently Issued Accounting Pronouncements

In August 2018, the FASB issued Accounting Standards Update (“ASU”) No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). The amendments in ASU 2018-13 modify the disclosure requirements associated with fair value measurements based on the concepts in the Concepts Statement, including the consideration of costs and benefits. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. The amendments are effective for all entities for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The Company adopted this guidance on January 1, 2020, and the adoption did not have a material impact on the Company’s unaudited condensed consolidated financial statements.

In February 2020, the FASB issued ASU No. 2020-02, Financial Instruments — Credit Losses (Topic 326) and Leases (Topic 842) — Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 119 and Update to SEC Section on Effective Date (“ASU 2020-02”) which provides clarifying guidance and minor updates to ASU No. 2016-13 — Financial Instruments — Credit Loss (Topic 326) (“ASU 2016-13”) and related to ASU No. 2016-02 — Leases (Topic 842). ASU 2020-02 amends the effective date of ASU 2016-13, such that ASU 2016-13 and its amendments will be effective for the Company for interim and annual periods in fiscal years beginning after December 15, 2022. The adoption of ASU 2016-13 is not expected to have a material impact on the Company’s consolidated financial statements or disclosures.

In March 2020, the FASB issued ASU 2020-03, “Codification Improvements to Financial Instruments” (“ASU 2020-03”). ASU 2020-03 improves and clarifies various financial instruments topics. ASU 2020-03 includes seven different issues that describe the areas of improvement and the related amendments to GAAP, intended to make the standards easier to understand and apply by eliminating inconsistencies and providing clarifications. The Company adopted ASU 2020-03 upon issuance, which did not have a material effect on the Company’s unaudited condensed consolidated financial statements.

NOTE 4 — PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consist of the following as of June 30, 2020 and December 31, 2019:

	June 30, 2020	December 31, 2019
Professional fees	$61,292	$115,166
Value-added tax receivable	35,284	43,352
Insurance	26,341	—
Research and development	24,351	186,391
Other	6,478	1,962
Short term lease deposit	6,286	—
Travel expenses	479	479
Research and development expense tax credit receivable	—	211,740
License maintenance fee	—	32,558
	$160,511	$591,648

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019

NOTE 5 — NOTES RECEIVABLE, NET

The Company had the following notes receivable from KBL as of June 30, 2020 and December 31, 2019:

	June 30, 2020	December 31, 2019
Notes receivable from KBL dated April 10, 2019	$1,050,000	$1,050,000
Notes receivable from KBL dated August 21, 2019	250,000	250,000
Notes receivable from KBL dated August 28, 2019	184,825	184,825
Notes receivable from KBL dated September 18, 2019	108,000	108,000
Notes receivable from KBL dated October 31, 2019	107,000	107,000
Subtotal	1,699,825	1,699,825
Payments made by KBL on behalf of 180LS	(338,132)	—
Subtotal	1,361,693	1,699,825
Provision for uncollectible notes receivable	(1,361,693)	(1,699,825)
	$—	$—

As of June 30, 2020, the Company loaned $1,699,825 to KBL to fund its operating expenses, deal transaction expenses, and any financing expenses for the Business Combination through the issuance of notes (the “Notes Receivable”). During the six months ended June 30, 2020, KBL made payments in the aggregate amount of $338,132 to certain vendors on behalf of the Company, in partial satisfaction of the Company’s Notes Receivable. The notes do not accrue interest and mature upon the closing of the Business Combination or the liquidation of KBL, whichever comes first.

During the six months ended June 30, 2020 and 2019, the Company recorded bad debt expense (recovery) of $(338,132) and $468,981, respectively, related to the Notes Receivable, which is included in general and administrative expense on the accompanying condensed consolidated statements of operations and comprehensive loss. The notes receivable from KBL are fully reserved because recoverability cannot be assured in the event the Business Combination does not close.

NOTE 6 — ACCRUED EXPENSES

Accrued expenses consist of the following as of June 30, 2020 and December 31, 2019:

	June 30, 2020	December 31, 2019
Consulting fees	$1,005,399	$613,115
Professional fees	623,794	459,084
Employee and director compensation	591,648	395,248
Interest	83,556	15,571
Other	26,626	3,004
Research and development fees	10,250	120,631
Travel expenses	4,600	—
Patent costs	2,912	84,814
	$2,348,785	$1,691,467

As of June 30, 2020, and December 31, 2019, the Company had accrued expenses — related parties of $237,638 and $177,074, respectively. See Note 11 — Related Parties for additional details.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019

NOTE 7 — LOANS PAYABLE

Loans Payable, Current Portion

The current portion of the Company’s loans payable outstanding as of June 30, 2020 and December 31, 2019 is as follows:

	Simple Interest Rate	June 30, 2020	December 31, 2019
Loan payable issued September 18, 2019	8%	$50,000	$50,000
Loan payable issued October 29, 2019	8%	69,250	66,250
Loan payable issued February 5, 2020	8%	3,500	—
Loan payable issued March 31, 2020	8%	4,537	—
Current portion of PPP Loans(1)	1%	17,767
		$145,054	$116,250

(1)	See Loans Payable, Non-Current Portion for a description of the PPP Loans.

During January 2020, the loan payable dated October 29, 2019 was amended to increase the principal balance by $3,000 in satisfaction of certain accounts payable. The loans payable issued between September 18, 2019 and March 31, 2019 matured on June 30, 2020. On July 1, 2020, the Company amended the terms of the loans to extend the maturity terms to the earlier of (a) the closing of a Qualified Financing, as defined; or (b) November 1, 2020 (see Note 12 — Subsequent Events).

Loans Payable, Non-Current Portion

The non-current portion of the Company’s loans outstanding as of June 30, 2020 is as follows:

	Simple Interest Rate	June 30, 2020	Maturity Date
Loan payable issued June 12, 2020	8.0%	$150,000	08/31/21
PPP loan payable issued May 5, 2020	1.0%	51,051	05/04/22
PPP loan payable issued April 24, 2020	1.0%	2,000	04/23/22
BBLS loan payable issued June 10, 2020	2.5%	61,630	06/10/26
Subtotal		264,681
Less: current portion of PPP loans (see above)		(17,767)
		$246,914

During April and May 2020, the Company received loans in the aggregate amount of $53,051 (the “PPP Loans”), under the Payroll Protection Program (“PPP”), to support continuing employment during the COVID-19 pandemic.

Effective March 27, 2020, legislation referred to as the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) was passed to benefit companies that were significantly impacted by the pandemic. Under the terms of the CARES Act, as amended by the Paycheck Protection Program Flexibility Act of 2020, the Company is eligible to apply for and receive forgiveness for all or a portion of their respective PPP Loans. Such forgiveness will be determined, subject to limitations, based on the use of the loan proceeds for certain permissible purposes as set forth in the PPP, including, but not limited to, payroll costs (as defined under the PPP) and mortgage interest, rent or utility costs (collectively, “Qualifying Expenses”) incurred during the 24 weeks subsequent to funding, and on the maintenance of employee and compensation levels, as defined, following the funding of the PPP Loan. The Company intends to use the proceeds of their PPP Loans for Qualifying Expenses. However, no assurance is provided that the Company will be able to obtain forgiveness of the PPP Loans in whole or in part. Any amounts not forgiven incur interest at 1.0% per annum and monthly repayments of principal and interest are deferred for six months after the date of disbursement. While the Company’s PPP loans currently have a two-year maturity, the amended law will permit the Company to request a five-year maturity. As of June 30, 2020, the Company recorded accrued interest of $80 related to the PPP loans. During the six months ended June 30, 2020, and December 31, 2019, the Company recorded interest expense of $80 and $0, respectively, related the PPP loans.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019

NOTE 7 — LOANS PAYABLE (cont.)

On June 10, 2020, the Company received GBP £50,000 (USD $61,630) of cash proceeds pursuant to the BBLS, which provides financial support to businesses across the U.K. that are losing revenue, and seeing their cashflow disrupted, as a result of the COVID-19 outbreak. The BBLS is unsecured and bears interest at 2.5%. The maximum loan amount is GBP £50,000 and the length of the loan is six years, and payments begin 12 months after the date of disbursement. Early repayment is allowed, without early repayment fees.

On June 12, 2020, the Company entered into a promissory note agreement with an aggregate principal sum of $150,000, which bears interest at 15% per annum and matures on August 31, 2021. See Note 8 — Convertible Notes Payable, Extinguishment of Senior Note and Issuance of New Note for additional details.

Loans Payable, Related Parties

Loans payable to related parties (the “Related Party Loans”) consist of loans payable to certain of the Company’s officers, directors and a greater than 10% investor. The Company had the following loans payable to related parties outstanding as of June 30, 2020 and December 31, 2019:

	Simple Interest Rate	June 30, 2020	December 31, 2019
Loan payable issued September 18, 2019	8%	$50,000	$50,000
Loan payable issued October 8, 2019	0%	4,000	4,000
Loan payable issued October 20, 2019	8%	74,316	79,572
Loan payable issued October 28, 2019	8%	6,401	6,887
Loan payable issued October 29, 2019	8%	40,000	40,000
Loan payable issued October 29, 2019	8%	10,000	10,000
Loan payable issued November 27, 2019	8%	18,526	19,933
Loan payable issued December 11, 2019	8%	9,660	10,133
Loan payable issued January 14, 2020	8%	4,726	—
Loan payable issued January 20, 2020	8%	137,381	—
Loan payable issued January 30, 2020	8%	6,401	—
Loan payable issued February 5, 2020	8%	3,500	—
Loan payable issued February 28, 2020	8%	17,394	—
Loan payable issued March 31, 2020	8%	4,537	—
Loan payable issued April 2, 2020	8%	1,871	—
Loan payable issued April 2, 2020	8%	1,564	—
Loan payable issued April 13, 2020	8%	12,875	—
Loan payable issued April 13, 2020	8%	12,905	—
Loan payable issued April 27, 2020	8%	7,190	—
Loan payable issued May 19, 2020	8%	1,944	—
Loan payable issued May 29, 2020	8%	7,190	—
Loan payable issued May 30, 2020	8%	7,890	—
Loan payable issued June 17, 2020	8%	485	—
		$440,756	$220,525

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019

NOTE 7 — LOANS PAYABLE (cont.)

The Related Party Loan issued on October 20, 2019 is denominated in GBP (£60,000) and is translated to USD using the exchange rate in effect at the balance sheet date (See Note 3 — Summary of Significant Accounting Policies, Foreign Currency Translation). The Company recorded a gain on foreign currency transactions of $5,256 during the six months ended June 30, 2019 related to this loan.

As of June 30, 2020, the Related Party Loans provide for a maturity date upon the earliest of (a) the consummation of the Business Combination; (b) June 30, 2020; or (c) 60 days after the respective issuance date. On July 1, 2020, the Company amended the terms of the Related Party Loans to extend the maturity terms to the earlier of (a) the closing of a Qualified Financing, as defined; or (b) November 1, 2020.

Interest Expense on Loans Payable

During the six months ended June 30, 2020, the Company recognized interest expense and interest expense — related parties associated with the loans of $5,001 and $14,791, respectively. As of June 30, 2020, the Company had accrued interest and accrued interest — related parties associated with the loans of $7,055 and $18,051, respectively. As of December 31, 2019, the Company had accrued interest and accrued interest — related parties associated with the loans of $2,055 and $3,086, respectively. See Note 11 — Related Parties for additional details.

NOTE 8 — CONVERTIBLE NOTES PAYABLE

The following table details the activity of the convertible notes payable during the six months ended June 30, 2020:

	Effective Date	Date Last Amended (if applicable)	Maturity Date (as amended, if applicable)	12/31/2019 Principal Balance	Loans issued Six Months Ended June 30, 2020	Unpaid Interest Capitalized to Principal	Amendment to Senior Notes	6/30/2020 Principal Balance
Amended Senior Note	7/25/2019	6/12/2020	8/28/2021	$1,405,695	$—	$104,418	$(1,510,113)	$—
Amended Senior Note	7/25/2019	6/12/2020	8/28/2021	1,054,878	—	112,561	493,697	1,661,136
Amended Senior Note	7/25/2019	6/12/2020	8/28/2021	26,372	—	2,814	12,342	41,528
Bridge Note	12/27/2019	NA(1)	6/30/2020	250,000	—	—	—	250,000
Bridge Note	1/3/2020	NA(1)	6/30/2020	—	82,500	—	—	82,500
				$2,736,945	$82,500	$219,793	$(1,004,074)	$2,035,164

(1)	See Note 12 — Subsequent Events for details regarding an amendment subsequent to June 30, 2020.

The following table details the activity of the convertible notes payable — related parties during the six months ended June 30, 2020:

	Effective Date	Date Last Amended (if applicable)	Maturity Date (as amended, if applicable)	12/31/2019 Principal Balance	Unpaid Interest Capitalized to Principal	Amendment to Senior Notes	6/30/2020 Principal Balance
Amended Senior Notes	7/25/2019	6/12/2020	8/28/2021	$184,604	17,609	51,396	253,609
180 LP Convertible Note	9/24/2013	NA	9/25/2015	160,000	—	—	160,000
180 LP Convertible Note	6/16/2014	NA	6/16/2017	10,000	—	—	10,000
180 LP Convertible Note	7/8/2014	NA	7/8/2017	100,000	—	—	100,000
				$454,604	$17,609	$51,396	$523,609

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019

NOTE 8 — CONVERTIBLE NOTES PAYABLE (cont.)

Amendment to Senior Notes

On January 13, 2020, the Company and holders of a series of Senior Secured Notes (the “Senior Notes”) agreed to exchange the Senior Notes for new Senior Secured Notes (the “Amended Senior Notes”) with amended terms (the “Senior Note Amendments”). Pursuant to the Senior Note Amendments, the note holders waived all events of default associated with the Senior Notes and the aggregate principal amount and accrued interest of $1,282,205 and $6,411, respectively, was converted to principal in the aggregate amount of $1,846,052 (consisting of $1,282,205 of the outstanding principal of the Senior Notes, $6,411 of accrued interest reclassified to principal, $200,000 of restructuring fees and $357,436 of redemption premiums), of which $186,988 and $935, of aggregate principal and accrued interest, respectively, owed to the Chief Executive Officer and a director of the Company was converted to principal in the aggregate amount of $239,320 (consisting of $186,988 of the outstanding principal of the Senior Notes, $935 of accrued interest reclassified to principal and $52,126 of redemption premiums).

The Company accounted for the amendment to the Senior Notes as note extinguishments, since the present value of future cash flows under the Amended Senior Notes was substantially different than the future cash flows under the Senior Notes. Accordingly, the Company recognized a loss on extinguishment of $886,736, consisting of the issuance of the Amended Senior Note in the aggregate principal amount of $1,846,052, partially offset by the derecognition of the aggregate carrying amount of the extinguished Senior Notes of $1,288,616, plus the immediately recognized beneficial conversion feature of $329,300 arising from the modified conversion terms of the Amended Senior Notes.

The Amended Senior Notes rank senior to all outstanding and future indebtedness of the Company and its subsidiaries and are secured by: a) the Company’s equity interests in its subsidiaries; b) guarantees issued by those subsidiaries; and c) assets of those subsidiaries.

The Amended Senior Notes were convertible into common stock of the Company at any time following issuance until maturity and automatically convert into common stock of the Company immediately prior to the occurrence of the Business Combination, in either event, at a conversion price of $740.37 per share. If the Company issues any shares of its common stock, or securities that are effectively common stock equivalents, prior to the Business Combination at a price of less than $740.37 per share, then the conversion price per share would be adjusted to the price at which those common shares (or equivalents) were issued.

The Amended Senior Notes bear interest at a rate of 15% per annum and matured in February 2020. On June 12, 2020, the Company entered into an additional amendment with each noteholder to extend the maturity dates from February 2020 to August 2021. Unpaid interest is reclassified to the principal on a monthly basis.

In the event of default: a) the Company is required to notify the holders of these notes within one business day of any such occurrence; b) the interest rate increases to 18% per annum; and c) the holder may require the Company to redeem any or all of the outstanding principal and interest together with a 25% premium.

Additional Amendment to an Amended Senior Note

On June 12, 2020, the Company, KBL, and the holder of an Amended Senior Note in the aggregate principal amount of $1,661,136 agreed that (i) such Amended Senior Note will automatically convert into 404,265 shares of KBL’s common stock upon the Business Combination, and (ii) the holder of such Amended Senior Note and its affiliates shall not sell or dispose more than 5% of the daily trading volume of such shares of common stock as reported by Bloomberg, LP.

Extinguishment of Senior Note and Issuance of New Note

On June 12, 2020, the Company, KBL, certain investors (the “Purchasers”) and the holder (the “Initial Purchaser”) of an Amended Senior Note in the aggregate principal and interest amount of $1,528,360 (consisting of principal of $1,510,113 and accrued interest payable of $18,247) entered into a Securities Purchase Agreement pursuant to which (i) the Amended Senior Note was extinguished, and (ii) KBL sold to the Purchasers a secured promissory note which is secured by the intellectual property of the Company. Such transaction closed on June 29, 2020. Concurrent with the transaction, on June 12, 2020, the Company, KBL, the Purchasers and Kingsbrook entered into a guaranty agreement pursuant to which the Company is a guarantor to the notes issued by KBL to the Purchasers and Kingsbrook. As of June 30, 2020, the Company determined that contingent payments under the guaranty agreement were not probable.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019

NOTE 8 — CONVERTIBLE NOTES PAYABLE (cont.)

Additionally, in connection with the Securities Purchase Agreement, the Company issued the Initial Purchaser a loan payable in the principal amount of $150,000 which bears interest at a rate of 15% per annum, payable at maturity. The note matures on August 31, 2021 (see Note 7 Loans Payable, Loans Payable, non-current portion).

During the six months ended June 30, 2020, in connection with the Amended Senior Note extinguishment and loan payable issuance above, the Company recognized a gain on extinguishment of convertible notes payable in the amount of $1,378,360.

Bridge Notes

On January 3, 2020, the Company issued convertible bridge notes in the aggregate amount of $82,500. The total outstanding principal amount of convertible bridge notes of $332,500 (the “Bridge Notes”) and the respective accrued interest will automatically convert into a portion of the 17.5 million shares of KBL common stock to be received upon the consummation of the Business Combination Agreement at a conversion price equal to the lesser of $6.00 per KBL share or 60% of the implied valuation at such time, as defined. The Bridge Notes accrue interest at 15% per annum. The contingently adjustable, non-bifurcated beneficial conversion feature associated with the convertible note will be accounted for at the time the contingency is resolved. The Bridge Notes matured on June 30, 2020. See Note 12 — Subsequent Events, First Amendment of the Bridge Notes for additional details regarding the extensions of the Bridge Notes.

180 LP Convertible Notes

As of June 30, 2020, the Company had related party convertible notes payable in the aggregate principal amount of $270,000 (the “180 LP Convertible Notes”) of which two notes in the aggregate principal amount of $260,000 were held by a director and founder and one note in the principal amount of $10,000 was held by the former Chief Executive Officer. All outstanding principal and the respective accrued interest owed on the 180 LP Notes will automatically be converted effective upon the closing of the first issuance of convertible preferred units (or units with similar rights) with proceeds of at least $1,000,000 (the “Qualified Financing”) into equity interests of the Company of the same class issued to other investors in the Qualified Financing, at a conversion price equal to 80% of the price per unit of the Qualified Financing securities paid by the other investors. The contingently adjustable, non-bifurcated beneficial conversion feature associated with the 180 LP Convertible Notes will be accounted for at the time the contingency is resolved.

Interest on Convertible Notes

During the six months ended June 30, 2020, the Company recorded interest expense of $271,085 related to convertible notes payable, and recorded interest expense — related parties $25,277 related to convertible notes payable — related parties. During the six months ended June 30, 2020, interest in the amount of $219,793 has been reclassified to principal on convertible notes payable, and accrued interest in the amount of $17,609 has been reclassified to principal on convertible note payable — related parties.

As of June 30, 2020, accrued interest related to convertible notes payable was $26,490 and accrued interest — related parties related to convertible notes payable — related parties was $83,219, which is included in accrued expenses and accrued expenses — related parties, respectively, on the accompanying condensed consolidated balance sheets.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019

NOTE 9 — COMMITMENTS AND CONTINGENCIES

Litigation and Other Loss Contingencies

The Company records liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. The Company has no liabilities recorded for loss contingencies during the six months ended June 30, 2020 and 2019.

Yissum Research and License Agreement

In May 2018, CBR Pharma entered into a worldwide research and license agreement with Yissum Research Development Company of the Hebrew University of Jerusalem, Ltd. (“Yissum Agreement”) allowing CBR Pharma to utilize certain patents. On January 1, 2020, CBR Pharma entered into a first amendment to the Research and License Agreement (“First Amendment”) with Yissum, allowing CBR Pharma to sponsor additional research performed by two Yissum professors. Pursuant to the terms of the First Amendment, the Company will pay Yissum $200,000 plus 35% additional for University overhead for the additional research performed by each professor over a 12-month period, starting May 1, 2020. As of June 30, 2020, the Company owes an outstanding balance of $684,179 in connection with the Yissum Agreement, of which $366,199 is reflected within accounts payable and $317,980 is included in accrued expenses on the accompanying condensed consolidated balance sheet.

Oxford University Agreements

On August 15, 2018, as amended on May 30, 2019, CBR Pharma entered into an agreement (the “Oxford University Agreement”) for a research project with the University of Oxford, which, as amended, expired on March 31, 2020. As of June 30, 2020, the Company owes an outstanding balance of GBP £367,040 (USD $452,416) in connection with the Oxford University Agreement, which is reflected within accounts payable on the accompanying condensed consolidated balance sheet.

Consulting Agreement

Effective January 6, 2020, the Company entered into a consulting agreement (the “Consulting Agreement”), with a consultant (the “Consultant”) pursuant to which the Company will receive consulting services in the area of drug development in exchange for consideration of $15,000 per month. The Consulting Agreement has a six-month term, and thereafter automatically renews for successive six-month periods. The Consulting Agreement terminates upon thirty days prior written notice by either party. During the six months ended June 30, 2020, the Company recorded consulting fees of $90,000 related to the Consulting Agreement. During the six months ended June 30, 2020, the Company recorded accrued expenses relating to the Consulting Agreement of $45,000, which have been accrued for in accrued expenses of the accompanying condensed consolidated balance sheet.

On July 1, 2020, the Company entered into an employment agreement with the Consultant, pursuant to which the Consultant will be appointed the Company’s Chief Executive Officer, effective upon the closing of the Business Combination (see Note 12 — Subsequent Events).

Operating Leases

On February 17, 2020, the Company entered into a twelve-month lease agreement to lease office space located in London, UK. The rent is approximately GBP £4,250 (USD $5,259) per month over the lease term for a total lease commitment of GBP £61,200 (USD $75,722). The lease commenced on February 19, 2020 and expires on February 18, 2021. In connection with the lease, the Company paid the landlord a security deposit of GBP £5,100 (USD $6,310). The lease shall continue until one of the following two events occur: (a) another lease agreement is entered into by the parties or (b) either party gives not less than three full calendar months written notice terminating this agreement prior to the expiration date. The Company elected to apply the practical expedient available under ASC 842 — “Leases” pursuant to which the right of use assets and lease liabilities are not recognized for short-term leases.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019

NOTE 9 — COMMITMENTS AND CONTINGENCIES (cont.)

The Company’s rent expense amounted to GBP £17,507 (USD $22,067) and GBP £0 for the six months ended June 30, 2020 and 2019, respectively. Rent expense is reflected in general and administrative expenses in the condensed consolidated statements of operations and comprehensive loss.

NOTE 10 — STOCKHOLDERS’ EQUITY (DEFICIENCY)

During the six months ended June 30, 2020, the Company issued 2,773 shares of its common stock upon the exchange of common stock equivalents that were granted in connection with the Reorganization and 73 shares of its common stock in exchange for cash proceeds of $72,500.

During the six months ended June 30, 2019, the Company issued an aggregate of 2,622 shares in exchange for services and for an aggregate cash consideration of $1,125,601, and 18,297 shares with an aggregate issuance date fair value of $12,992,469 in full satisfaction of accrued issuable equity and investor deposits.

NOTE 11 — RELATED PARTIES

Due from Related Parties

As of June 30, 2020, due from related parties was $321,904, which consisted of (i) a receivable of $300,000 due from a research and development company that has shared officers and directors, (ii) a travel advance of $13,248 to a company which shared officers and directors, and (iii) a receivable of $8,656 related to furniture and fixtures sold to a company with shared officers and directors. Due from related parties was $73,248 as of December 31, 2019 and consists of (i) a receivable of $60,000 due from a research and development company that has shared officers and directors and (ii) a travel advance of $13,248 to a company with shared officers and directors.

Accounts Payable — Related Parties

As of June 30, 2020, accounts payable — related parties was $148,606, which consisted of $130,750 for professional fees provided by the Company’s officers and directors and $17,856 for accounting fees for services provided by a director and his company. Accounts payable — related parties was $123,035 as of December 31, 2019 and consists of $101,009 for professional services provided by the Company’s directors and $22,026 for accounting fees for services provided by a director and his company.

Accrued Expenses — Related Parties

As of June 30, 2020, accrued expenses — related parties was $237,638, which consisted of $101,157 of interest accrued on loans and convertible notes due to certain officers and directors of the Company and $136,481 of accrued consulting fees for services provided by certain directors of the Company. Accrued expenses — related parties of $177,074 as of December 31, 2019, consists of $78,610 of interest accrued on loans and convertible notes due to the certain officers and directors of the Company, $30,464 of accrued professional fees for services provided by certain directors of the Company and $68,000 of accrued accounting fees related to services provided by a Company director and his company. See Note 6 — Accrued Expenses for more information.

Due to Related Parties

As of June 30, 2020 and December 31, 2019, due to related parties was $25,187 and $17,341, respectively, which represented an overpayment of rent by a company that is subleasing space from the Company in Toronto, Canada whose directors and officers are affiliated with the Company.

Loan Payable — Related Parties

As of June 30, 2020 and December 31, 2019, loans payable — related parties was $440,756 and $220,525, respectively. See Note 7 — Loan Payables for more information.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019

NOTE 11 — RELATED PARTIES (cont.)

Convertible Notes Payable — Related Parties

As of June 30, 2020 and December 31, 2019, convertible notes payable — related parties was $523,609 and $454,604, respectively, which represents the principal balance of convertible notes owed to certain officers and directors of the Company. See Note 8 — Convertible Notes Payable for more information.

General and Administrative Expenses — Related Parties

During the six months ended June 30, 2020, the Company incurred $96,402 of general and administrative expenses for related party services for professional fees paid to current or former officers, directors or greater than 10% investors of the Company, or affiliates thereof. During the six months ended June 30, 2019, the Company incurred $157,704 of general and administrative expenses for related party services for professional fees paid to current or former officers, directors or greater than 10% investors, or affiliates thereof.

Other Income — Related Parties

During the six months ended June 30, 2020 and 2019, the Company recorded $240,000 and $0, respectively, of other income related to a one-year research and development agreement with a company who shares common officers and directors with the Company. There was no other income with related parties amounts during the six months ended June 30, 2019. See Note 12 — Subsequent Events, Amended Agreement with Reformation Pharmaceuticals — Related Party.

Interest Expense — Related Parties

During the six months ended June 30, 2020, the Company recorded $41,670 of interest expense — related parties, of which $26,745 related to interest on certain convertible notes held by officers and directors of the Company and $14,925 related to interest expense on loans from officers, directors and a greater than 10% investor of the Company. There was no interest expense with related parties during the six months ended June 30, 2019.

Change in Fair Value of Accrued Issuable Equity — Related Parties

During the six months ended June 30, 2020 and 2019, the Company recorded a charge of $0 and $3,862,073, respectively, related to the change in the fair value of common stock earned by, but not yet issued to, officers, directors and investors of the Company in exchange for corporate advisory services.

NOTE 12 — SUBSEQUENT EVENTS

Appointment of New Chief Executive Officer as of the Business Combination

On July 1, 2020, the Company, KBL and the Board of Directors appointed a new Chief Executive Officer (“CEO”) of the Company, effective upon the closing of the Business Combination, at an initial base salary of $250,000 per year. Upon the termination of employment by the Company without cause, or by the CEO for Good Reason, as defined, the CEO is entitled to severance payments in the form of continued base salary and health insurance for twelve months following the date of termination.

Amended Agreement with ReFormation Pharmaceuticals — Related Party

On July 1, 2020, the Company entered into an amended agreement with ReFormation Pharmaceuticals, Corp. (“ReFormation”) and 360 Life Sciences Corp. (“360”), whereby 360 has entered into an agreement to acquire 100% ownership of ReFormation, on or before July 31, 2020 (“Closing Date”). The Company shares officers and directors with each of ReFormation and 360. Upon the Closing Date, 360 will make tranche payments to 180 LP in the aggregate amount of $300,000. The parties agree that the obligations will be paid by 360 to 180 LP by payments of $100,000 for every $1,000,000 raised through the financing activities of 360, up to a total of $300,000, however, not less than 10% of all net financing proceeds received by 360 shall be put towards the obligation to the Company until paid in full. This transaction closed on July 31, 2020.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019

NOTE 12 — SUBSEQUENT EVENTS (cont.)

First Amendment of the Bridge Notes

On July 7, 2020, effective June 29, 2020, the Company entered into an amendment agreement with each Bridge Noteholder (the “Amended Bridge Notes”). Pursuant to the terms of the Amended Bridge Notes, (i) the maturity dates of the Bridge Notes are extended to August 2021, (ii) the principal under each Bridge Note by is increased by 10%, (iii) the conversion price in connection with the Bridge Notes is amended to the lesser of $4.23 per share or the per share price equal to 0.60 multiplied by the per share price of one share of common stock sold by the Company as part of the PIPE Transaction. Additionally, principal owed under the Amended Bridge Notes no longer automatically converts upon the consummation of a Business Combination, but automatically converts at maturity.

Investor Relations Consulting Agreement

On September 4, 2020, effective September 15, 2020 (“Effective Date”), the Company entered into a one-year consulting agreement with a consulting firm to provide investor relations, strategic and financial planning, and other services related to the business. Pursuant to the terms of the agreement, the Company shall pay the consulting firm (i) $10,000 paid in cash monthly, (ii) $5,000 of shares of restricted common stock of KBL for each full calendar month, to be issued at the end of each quarter with a price per share based on the closing sales price of KBL’s common stock on the last trading day of each applicable calendar quarter and (iii) $30,000 of shares of restricted common stock of KBL earned quarterly and to be issued at the end of the quarter if certain goals are met (goals will be agreed upon prior to the end of the first quarter) at a price per share equal to $10.95, based upon the closing sales price of KBL’s common stock on the Effective Date. Either the Company or the consulting firm may terminate this agreement upon thirty (30) days prior written notice.

KBL Payments Made on Behalf of 180

Subsequent to June 30, 2020, KBL paid an aggregate amount of approximately $819,000 on behalf of 180 in the form of payments to various vendors of 180 and cash paid directly to 180 in order to fund its operations.

Amendment to the Employment Agreement of New Chief Executive Officer

On September 1, 2020, the Company entered into an amended agreement with the CEO-elect of the Business Combination, whereby he shall become the CEO of 180 effective July 1, 2020. The CEO’s base salary, which was set in the July 1, 2020 employment agreement as $250,000, shall be effective July 1, 2020 instead of upon the Business Combination and the base salary shall be increased to $360,000 starting September 1, 2020. The salary will be accrued and paid upon the closing of the Business Combination.

New Oxford University Research and Development Agreements

On September 18, 2020, the Company entered into a 3 year research and development agreement with the University of Oxford (“Oxford University”) to research and investigate the mechanisms underlying fibrosis in exchange for aggregate consideration of $1,022,750 (£795,468), of which $102,858 (£80,000) is to be paid 30 days after the project start date and the remaining amount is to be paid in four equal installments of $229,973 (£178,867) on the six month anniversary and each of the annual anniversaries of the project start date. The agreement can be terminated by either party upon written notice or if the Company remains in default on any payments due under this agreement for more than 30 days.

On September 21, 2020, the Company entered into a 2 year research and development agreement with Oxford University for the clinical development of cannabinoid drugs for the treatment of inflammatory diseases in exchange for aggregate consideration of $588,860 (£458,000), of which $130,858 (£101,778) is to be paid 30 days after the project start date and the remaining amount is to be paid every 6 months after the project start date in 4 installments, whereby $130,858 (£101,778) is to be paid in the first 3 installments and $65,428 (£50,888) is to be paid as the final installment. The agreement can be terminated by either party upon written notice or if the Company remains in default on any payments due under this agreement for more than 30 days.

Closing of the Business Combination

On November 6, 2020 (“Closing Date”), the previously announced Business Combination was consummated following a special meeting of stockholders held on November 5, 2020, where the stockholders of KBL considered and approved, among other matters, a proposal to adopt the Business Combination Agreement, dated July 25, 2019, entered into by the Company and KBL.  Pursuant to the Business Combination Agreement, a subsidiary of KBL merged with 180, with 180 continuing as the surviving entity and became a wholly-owned subsidiary of KBL. The Business Combination became effective November 6, 2020 and the Company filed a Certificate of Amendment of its Certificate of Incorporation in Delaware to change its name to 180 Life Corp., and KBL changed its name to 180 Life Sciences Corp.